UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2004

METRO-GOLDWYN-MAYER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13481	95-4605850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10250 Constellation Boulevard, Los Angeles, CA	90067-6241
(Address of Principal Executive Offices)	(Zip Code)

(310) 449-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 8.01	OTHER EVENTS

On September 13, 2004, Metro-Goldwyn-Mayer Inc., a Delaware corporation (the “Company”), issued a press release announcing that it has reached an agreement in principle on the terms of a merger agreement with a consortium including Sony Corporation of America, Providence Equity Partners Inc., Texas Pacific Group and DLJ Merchant Banking Partners. Under the proposed agreement, the consortium would acquire the Company for $12 in cash per share of common stock of the Company plus the assumption of the Company’s debt. A copy of the press release is attached as Exhibit 99 to this Form 8-K.

In connection with such agreement in principle, the Company entered into a deposit agreement, dated as of September 13, 2004, a copy of which is attached as Exhibit 10 to this Form 8-K and incorporated herein by this reference (the “Deposit Agreement”). Pursuant to the Deposit Agreement, the Company received a security deposit of $150 million and the Company has agreed to provide the consortium with access to certain confidential information to facilitate the proposed transaction.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

10	Deposit Agreement, dated September 13, 2004, between Metro-Goldwyn-Mayer Inc. and Sony Corporation of America.

99	Text of the press release of Metro-Goldwyn-Mayer Inc., dated September 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO-GOLDWYN-MAYER INC.

Date: September 13, 2004	By:	/s/ Jay Rakow
	Name:	Jay Rakow
	Title:	Senior Executive Vice President and General Counsel

INDEX TO EXHIBITS

No.	Description

10	Deposit Agreement, dated September 13, 2004, between Metro-Goldwyn-Mayer Inc. and Sony Corporation of America.

99	Text of the press release of Metro-Goldwyn-Mayer Inc., dated September 13, 2004.